As filed with the Securities and Exchange Commission on May 12 , 1999
                                                 Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 Form S-8
                          REGISTRATION STATEMENT
                                  under
                        THE SECURITIES ACT OF 1933

                    L-3 Communications Holdings, Inc.
          (Exact Name of Registrant as Specified in its Charter)

              Delaware                            13-3937434
   (State or Other Jurisdiction of             (I.R.S. Employer
   Incorporation or Organization)           Identification Number)

                             600 Third Avenue
                         New York, New York 10016
   (Address, Including Zip Code, of Registrant's Principal Executive Office)
                     1999 Long Term Performance Plan
                        (Full titles of the Plan)

                         Christopher C. Cambria
                    L-3 Communications Holdings, Inc.
                             600 Third Avenue
                         New York, New York 10016
                              (212) 697-1111
  (Name, Address and Telephone Number, Including Area Code, of Agent For
                                 Service)

                                 Copy to:
                        Vincent Pagano, Jr., Esq.
                        Simpson Thacher & Bartlett
                           425 Lexington Avenue
                      New York, New York 10017-3909
                              (212) 455-2000

     Approximate date of commencement of proposed sale to the public:
     From time to time after the effective date of this Registration
                                Statement.

                     CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                     Proposed         Maximum
     Title of         Amount to      Maximum         Aggregate       Amount of
 Securities to be        be       Offering Price   Offering Price  Registration
    Registered       Registered   Per Share<F1>         <F1>          Fee<F1>
Common Stock,         1,000,000   $47.34          $47,340,000      $13,161
$0.01 par value
per share

[FN]

<F1> Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock on the New York Stock Exchange on May 6, 1999.

                                 PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by L-3 Communications Holdings, Inc. (the "Company" or the "Registrant") are hereby incorporated in this Registration Statement by reference:

        (a) Annual report on Form 10-K for the year ended December 31, 1998;

        (b) Current reports on Form 8-K filed March, 3, 1999 and May 3, 1999, and current report on Form 8-K/A filed May 12, 1999; and

        (c) Registration Statement on Form 8-A as filed on May 18, 1998 with respect to the registration of Common Stock.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
     Not required.

Item 5.   Interests of Named Experts and Counsel.
     None.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

       (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

      (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

     (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

      (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

     In addition to the indemnification provisions of the DGCL described above, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall, to the fullest extent permitted by the DGCL, (i) indemnify its officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

     The Registrant's Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case-by-case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

     The   Bylaws  purport   to  confer   upon  officers   and  directors
contractual rights to indemnification and advancement of expenses as provided therein.

     The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction for which the director derived an improper personal benefit.

     The   Registrant  maintains   officers'  and   directors'  insurance
covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.   Exemption from Registration Claimed.
     Not applicable.

Item 8.   Exhibits.

     The  following  exhibits  are  filed as  part  of  this Registration
Statement.

     4.1 Amended and Restated Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to
             Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-46975)

     4.2 By-Laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-46975)

     5.1 Opinion of Simpson Thacher & Bartlett regarding the legality of the newly issued stock being registered

     23.1    Consent of PricewaterhouseCoopers LLP, independent auditors

     23.2    Consent of Ernst & Young LLP, independent auditors

     23.3    Consent of Grant Thornton LLP, independent auditors

     23.4 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.1 hereto)

     24      Power of Attorney (included in Part II  of this Registration
             Statement)

Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

        (1)  To  file, during  any period  in which  offers or  sales are
     being  made,  a   post-effective  amendment  to  this   Registration
     Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided,  however, that  the undertakings  set forth  in paragraphs
     (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the
     Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act, L-3 Communications Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of May, 1999.

                                  L-3 COMMUNICATIONS HOLDINGS, INC.

                                  By:   /s/  Christopher C. Cambria
                                     ------------------------------------
                                  Name:   Christopher C. Cambria
                                  Title:  Vice President-General Counsel
                                            and Secretary


                            POWER OF ATTORNEY

       The undersigned Directors of L-3 Communications Holdings, Inc., a Delaware corporation, which proposes to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act, a Registration Statement on Form S-8 with respect to certain shares of its common stock to be issued to employees pursuant to the L-3 Communications Holdings, Inc. 1999 Long Term Performance Plan, hereby constitutes and appoints Christopher C. Cambria as his or her attorney, with full power of substitution and resubstitution, for and in his or her name, place and stead, to sign and file the proposed Registration Statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

        IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand at New York, New York this 12th day of May, 1999.

             Signature                              Title
             ---------                              -----

  /s/  Frank C. Lanza                Chairman, Chief Executive Officer
------------------------------       and Director
       Frank C. Lanza                (Principal Executive Officer)

  /s/  Robert V. LaPenta             President, Chief Financial Officer
------------------------------       (Principal Financial Officer)
       Robert V. LaPenta             and Director

  /s/ Michael T. Strianese           Vice President - Finance and
------------------------------       Controller (Principal Accounting Officer)
      Michael T. Strianese

  /s/ David J. Brand                 Director
------------------------------
      David J. Brand

  /s/ Thomas A. Corcoran             Director
------------------------------
      Thomas A. Corcoran

  /s/ Alberto M. Finali              Director
------------------------------
      Alberto M. Finali

  /s/ Eliot M. Fried                 Director
------------------------------
      Eliot M. Fried

  /s/  Frank H. Menaker, Jr.         Director
------------------------------
       Frank H. Menaker, Jr.

  /s/   Robert B. Millard            Director
------------------------------
        Robert B. Millard

  /s/  John E. Montague              Director
------------------------------
       John E. Montague

 /s/ John M. Shalikashvili           Director
------------------------------
 General John M. Shalikashvili

 /s/ Alan H. Washkowitz              Director
------------------------------
     Alan H. Washkowitz

                              EXHIBIT INDEX

  Exhibit Number                      Description of Exhibit
  --------------                      ----------------------

     4.1 Amended and Restated Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-46975)

     4.2                  By-Laws  of  L-3 Communications  Holdings,  Inc.
                          (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-46975)

     5.1 Opinion of Simpson Thacher & Bartlett regarding the legality of the newly issued stock being registered

     23.1                 Consent    of     PricewaterhouseCoopers    LLP,
                          independent auditors

     23.2                 Consent  of  Ernst  &  Young  LLP,   independent
                          auditors

     23.3                 Consent   of  Grant  Thornton  LLP,  independent
                          auditors

     23.4 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5.1 hereto)

     24                   Power of Attorney  (included in Part II  of this
                          Registration Statement)